UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):                                        August 6, 2007
Bob Evans Farms, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-1667	31-4421866

(State or other jurisdiction	(Commission	( IRS Employer
of incorporation)	File Number)	Identification No.)

3776 South High Street, Columbus, Ohio	43207

(Address of principal executive offices)	(Zip Code)
(614) 491-2225

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On August 6, 2007, Bob Evans Farms, Inc. (the “Company”) issued a news release announcing that Russell W. Bendel has resigned from the organization effective August 31, 2007. Mr. Bendel served as the President and Chief Executive Officer of SWH Corporation (d/b/a Mimi’s Café). Daniel R. Dillon, Chief Operating Officer of Mimi’s Café, will assume the day-to-day responsibilities of chief executive officer of Mimi’s Café on an interim basis until a permanent replacement for Mr. Bendel is named. A copy of the news release is filed as Exhibit 99 to this Form 8-K and is incorporated herein by reference.
Item 9.01.	Financial Statements and Exhibits.
          (a) Financial Statements of Business Acquired — Not Applicable
          (b) Pro Form Financial Information — Not applicable
          (c) Shell Company Transactions — Not Applicable
          (d) Exhibits:
               The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

99	News release issued by Bob Evans Farms, Inc. on August 6, 2007 announcing the resignation of Russell W. Bendel

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOB EVANS FARMS, INC.
Dated: August 6, 2007	By:	/s/ Donald J. Radkoski
Donald J. Radkoski
Chief Financial Officer, Treasurer and Secretary

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated August 6, 2007

Exhibit No.	Description

99	News release issued by Bob Evans Farms, Inc. on August 6, 2007 announcing the resignation of Russell W. Bendel